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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sun Microsystems, Inc. pertaining to the Sun Microsystems, Inc. Equity Compensation Acquisition Plan of our reports dated July 19, 2000, with respect to the consolidated financial statements of Sun Microsystems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP

Palo Alto, California
October 13, 2000